Exhibit 10.1

AMENDMENT NO. 5 TO STOCKHOLDERS AGREEMENT

This AMENDMENT NO. 5 TO STOCKHOLDERS AGREEMENT (this “Amendment”) is made and entered into as of December 4, 2013 by and among TD Ameritrade Holding Corporation (the “Company”), the stockholders of the Company listed on the signature pages hereto under the heading “R Parties” (collectively, the “R Parties”), The Toronto-Dominion Bank, a Canadian chartered bank (“TD Bank”) and TD Luxembourg International Holdings S.à r.l., a Luxembourg company and a direct, wholly-owned subsidiary of TD Bank (“TD Lux,” and collectively with TD Bank, “TD”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Stockholders Agreement (defined below).

RECITALS

WHEREAS, the Company, the R Parties and TD Bank are parties to that certain Stockholders Agreement, dated as of June 22, 2005, as amended (the “Stockholders Agreement”);

WHEREAS, TD Lux has become an owner of record of shares of Common Stock; and

WHEREAS, in accordance with Section 6.4 of the Stockholders Agreement, each of TD, the R Parties and the Outside Independent Directors Committee has approved this Amendment and the transactions contemplated hereby.

NOW THEREFORE, in consideration of the foregoing, and of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1. Amendment to Section 1.1 (Certain Defined Terms). Section 1.1 of the Stockholders Agreement is hereby amended, effective from and after January 24, 2016, as follows:

(a) To amend and restate the definition of “TD Ownership Limitation Percentage” in its entirety to read as follows:

“TD Ownership Limitation Percentage” means (i) prior to the third anniversary of the Closing, 39.9% of the Total Voting Power and (ii) from and after the third anniversary of the Closing, 45% of the Total Voting Power (in each case assuming the exercise, conversion or exchange of all outstanding In-the-Money options and other convertible, exercisable or exchangeable Voting Securities Beneficially Owned by TD but not by any other Person); provided that in calculating the number of Voting Securities Beneficially Owned by TD for purposes of this definition, all Ordinary Course Securities shall be excluded, to the extent such Ordinary Course Securities do not exceed 2.0% of all Voting Securities then outstanding.

(b) To add the following definition after the definition of “TD Ownership Limitation Percentage”:

“Termination Date Excess Shares” has the meaning set forth in Section 2.1(e).”

Section 1.2. Amendment to Section 2.1 (General Limitation on Acquisition of Additional Voting Securities). Section 2.1 of the Stockholders Agreement is hereby amended, effective from and after January 24, 2016, as follows:

(a) To amend Section 2.1(c) by replacing the words “in each case” in the parenthetical in the first sentence thereof with the words “in the case of the R Parties”.

(b) To add the following new subsections after Section 2.1(d) of the Stockholders Agreement:

“(e) Notwithstanding any other provision of this Agreement, to the extent any repurchases of Common Stock by the Company cause the Voting Securities Beneficially Owned by TD to exceed the TD Ownership Limitation Percentage, TD shall use reasonable efforts to sell or dispose of such Voting Securities that exceed the TD Ownership Limitation Percentage, subject to the limitations set forth in clauses (i) and (ii) of the parenthetical to Section 2.1(c) and subject also to TD’s commercial judgment as to optimal timing, amount and method of sales with a view to maximizing proceeds from any such sales (it being understood that TD shall have no absolute obligation pursuant to this Section 2.1(e) to reduce the number of Voting Securities Beneficially Owned by it to a number that results in TD being in compliance with Section 2.1(a)(i)(A) by the termination of this Agreement). Prior to the termination of this Agreement, TD agrees that it shall cause such Voting Securities that exceed the TD Ownership Limitation Percentage as a result of repurchases of Common Stock by the Company to be voted, on any matter submitted to the holders of the Common Stock for a vote, in the same proportions as all the outstanding shares of Common Stock held by holders other than TD and its Affiliates are voted (including, for the avoidance of doubt, (i) votes which are cast as abstentions, (ii) shares which are present at any such meeting but are not voted because of a lack of instructions from the beneficial owners thereof, such as broker non-votes, and (iii) shares which are not present at any such meeting and therefore not voted at such meeting). From and after the date of termination of this Agreement, TD agrees that it shall cause such Voting Securities that exceed the TD Ownership Limitation Percentage as a result of repurchases of Common Stock by the Company as of the date of termination of this Agreement (the “Termination Date Excess Shares”), for so long as TD Beneficially Owns such Termination Date Excess Shares, to be voted, on any matter submitted to the holders of the Common Stock for a vote, in the same proportions as all the outstanding shares of Common Stock held by holders other than TD and its Affiliates are voted (including, for the avoidance of doubt, (i) votes which are cast as abstentions, (ii)

shares which are present at any such meeting but are not voted because of a lack of instructions from the beneficial owners thereof, such as broker non-votes, and (iii) shares which are not present at any such meeting and therefore not voted at such meeting) notwithstanding the termination of the other provisions of this Agreement (it being understood that the voting requirement for the Termination Date Excess Shares shall not apply to any other shares that TD may own following the termination of this Agreement, whether acquired before or after such termination, and that any Voting Securities sold by TD following the termination of this Agreement shall be deemed to have been Termination Date Excess Shares until the amount thereof, if any, shall be reduced to zero). Notwithstanding anything to the contrary contained herein, in no event shall the Company repurchase shares of Common Stock that would result in the Voting Securities Beneficially Owned by TD (including, solely for purposes of this sentence in this Section 2.1(e), all Ordinary Course Securities held by TD) representing more than 47% of the Total Voting Power.

(f) Subject to Section 2.1(c), if the Voting Securities Beneficially Owned by TD equal or exceed the TD Ownership Limitation Percentage and TD Beneficially Owns Ordinary Course Securities that exceed 1% of the Total Voting Power, then TD shall promptly (beginning within six (6) months after the date its Ordinary Course Securities exceed 1% of the Total Voting Power, but subject to the limitations set forth in clauses (i) and (ii) of the parenthetical to Section 2.1(c)) sell such Ordinary Course Securities that exceed 1% of the Total Voting Power to the extent TD has sole or shared voting power over such Ordinary Course Securities (or, at TD’s sole option, sell an equivalent number of non-Ordinary Course Securities Beneficially Owned by TD). During the period in which the Voting Securities Beneficially Owned by TD equal or exceed the TD Ownership Limitation Percentage and TD Beneficially Owns Ordinary Course Securities that exceed 1% of the Total Voting Power, TD shall cause a number of the Voting Securities Beneficially Owned by TD equal to the number of such Ordinary Course Securities that exceed 1% of the Total Voting Power to be voted, on any matter submitted to the holders of the Common Stock for a vote, in the same proportions all the outstanding shares of Common Stock held by holders other than TD and its Affiliates are voted (including, for the avoidance of doubt, (i) votes which are cast as abstentions, (ii) shares which are present at any such meeting but are not voted because of a lack of instructions from the beneficial owners thereof, such as broker non-votes, and (iii) shares which are not present at any such meeting and therefore not voted at such meeting).”

Section 1.3. Amendment to Section 5.4 (Non-Competition). Section 5.4 is hereby amended as follows:

(a) To amend Section 5.4(c) of the Stockholders Agreement by amending and restating clause (i) thereof in its entirety to read as follows:

“(i) as a result of a business combination transaction approved by the Board and involving a Person not more than 75% of whose consolidated revenues for its most recently completed fiscal year were generated by one or more insured depository institutions and as to which (A) TD has elected to acquire such Person’s insured depository institutions at a price mutually agreed between the Company and TD, (B) the Company divests (or causes the seller to divest) completely such insured depository institutions before closing, or (C) TD otherwise consents to the business combination transaction with such Person, or”

(b) To add the following new subsection after Section 5.4(c) of the Stockholders Agreement:

“(d) As long as the Company is deemed to be a “subsidiary” of TD under the U.S. Bank Holding Company Act of 1956, as amended from time to time, as such term in defined in Section 225.2(a) of the Federal Reserve Board’s Regulation Y, the Company, under the oversight of the Outside Independent Directors Committee, shall cooperate in good faith and on a reasonable basis with TD to implement enhanced information sharing and operational protocols to ensure compliance with U.S. and Canadian banking laws and guidelines as applicable from time to time. If there is an issue or disagreement regarding the terms of such protocols or the implementation thereof, then such issue or disagreement will first be submitted to the management of the Company and TD to reach agreement, and if not resolved by the management of the Company and TD, such issue or disagreement shall then be submitted to Chief Executive Officers of the Company and TD (or their designees, who shall be executive officers of the Company and TD). If the respective Chief Executive Officers or their designees do not reach agreement, such issue or disagreement shall be reviewed and resolved jointly by the Outside Independent Directors Committee and TD. In each case, the parties involved shall use all reasonable best efforts to reach mutual agreement on such issue or disagreement consistent with applicable laws and regulations.”

Section 1.4. Amendment to Section 6.3 (Termination). Section 6.3(c) of the Stockholders Agreement is hereby amended by amending and restating clause (ii) in the first sentence thereof in its entirety to read as follows:

“(ii) January 24, 2021,”.

Section 1.5. R Parties. Effective as of January 24, 2016, the R Parties shall be removed as parties to the Stockholders Agreement, all references to the R Parties in the Stockholders Agreement shall be deleted and all of their rights and obligations thereunder, and any obligations to them thereunder, shall terminate without any further action by any of the parties hereto (and the R Parties irrevocably waive, from and after such date, any related rights they may have in their capacity as R Parties under the Restated Charter, including without limitation pursuant to Article VI, paragraph (a)(ii) thereof). Without limiting the foregoing, the R Parties shall take all necessary action to cause any R Directors then on the Board to resign or be removed from the Board (and the R Parties shall vote all the shares of Common Stock they Beneficially Own, if necessary, to effect such removal), effective as of the day before the annual meeting of the Company’s stockholders occurring in 2016.

ARTICLE II

MISCELLANEOUS

Section 2.1. Continued Effect of Original Agreement. As amended hereby, the Stockholders Agreement as heretofore amended is hereby ratified and confirmed and agreed to by all of the parties hereto and continues in full force and effect. Without limiting the foregoing, Amendments Nos. 3 and 4 to the Stockholders Agreement shall remain in full force and effect. For the avoidance of doubt, it is understood and agreed that no provision of Section 1.1 or 1.2 of this Amendment shall take effect until January 24, 2016. Without limiting the foregoing, the parties agree that the provisions of that certain letter agreement, dated May 16, 2011 (the “2011 Letter Agreement”), shall remain in full force and effect until January 24, 2016. All references in the Stockholders Agreement to the “Agreement” shall be read as references to the Stockholder s Agreement, as amended by this Amendment and as it may be further amended, supplemented, restated or otherwise modified from time to time.

Section 2.2. Counterparts. This Amendment may be executed by facsimile in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 2.3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (except to the extent that mandatory provisions of federal law are applicable), without giving effect to the principles of conflicts of law, and shall be binding upon the successors and assigns of the parties.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

TD AMERITRADE HOLDING CORPORATION

By:	/s/ Ellen L.S. Koplow
	Name:	Ellen L.S. Koplow
	Title:	Executive Vice President, General
Counsel & Secretary

TD:

THE TORONTO-DOMINION BANK

By:	/s/ Norie Campbell
	Name:	Norie Campbell
	Title:	Group Head Legal, Compliance, AML & General Counsel

TD LUXEMBOURG INTERNATIONAL HOLDINGS S.À R.L.

By:	/s/ David Sparvell
	Name:	David Sparvell
	Title:	Board Manager

[Signature Page to Amendment No. 5]

R PARTIES:

/s/ J. Joe Ricketts
J. Joe Ricketts

/s/ Marlene M. Ricketts
Marlene M. Ricketts

MARLENE M. RICKETTS 1994 DYNASTY TRUST

By:	/s/ Alfred Levitt
	Name:	Alfred Levitt for RPTC Inc.
	Title:	Trust Officer, RPTC Inc., Trustee

J. JOE RICKETTS 1996 DYNASTY TRUST

By:	/s/ Alfred Levitt
	Name:	Alfred Levitt for RPTC Inc.
	Title:	Trust Officer, RPTC Inc., Trustee

[Signature Page to Amendment No. 5]